UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2017

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01     Entry into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 9, 2017, Black Box Corporation ("Parent" or "Borrower") and certain directly or indirectly wholly-owned subsidiaries of Parent (collectively, the "Guarantors" and together with Parent, the "Loan Parties") entered into an Amendment and Joinder Agreement (the “Amendment”) with PNC Bank, National Association, as administrative agent ("Agent"), and certain other lender parties (together with the Agent, the "Lenders") in order to amend and restate the Credit Agreement previously entered into among the Loan Parties, Agent and Lender on May 9, 2016 (as amended and restated, the “Amended Credit Agreement”) to avoid a default of a leverage covenant contained in the original credit agreement.

Pursuant to the Amendment, the Amended Credit Agreement has been reduced to $170 million, which is comprised of a $50 million term loan and a $120 million line-of-credit (the “Loan Facility”). As of the date of the Amendment, the entire $50 million of the term loan was outstanding. The borrowings under the term loan were used to repay outstanding amounts under the line-of-credit. The amortization of the term loan is $1,250,000 per quarter for four (4) quarters beginning in the quarter ending December 31, 2017 and $2,500,000 per quarter beginning in the quarter ending December 31, 2018 through the end of the term of the Amended Credit Agreement on May 9, 2021.

The Amended Credit Agreement requires mandatory prepayments of the term loan with the net proceeds from certain asset sales, insurance recoveries and debt or equity issuances, as well as from 75% to 50% of any excess cash flow generated in Borrower’s 2019 and 2020 fiscal years. Interest on the term loan is, at Borrower’s option: (i) a Base Rate Option equal to the highest of (i) the federal funds open rate, plus fifty (50) basis points (0.5%), (ii) the bank’s prime rate, and (iii) the daily LIBOR rate, plus 100 basis points (1.0%), in each case plus 2.5% or (ii) LIBOR plus 3.5%. Interest on outstanding indebtedness under the line-of-credit accrues, at the Borrower’s option, at a rate based on either: (a) the Base Rate Option plus 0.25% to 2.00% (determined by a leverage ratio based on the Borrower’s consolidated EBITDA) or (b) a rate per annum equal to the LIBOR rate plus 1.25% to 3.00% (determined by a leverage ratio based on the Borrower’s consolidated EBITDA).

The Loan Facility is guaranteed by substantially all of Parent’s directly and indirectly owned subsidiaries that are incorporated (or organized) under the laws of the District of Columbia or under the laws of any state or commonwealth of the United States (the "U.S. Subsidiaries"). The Loan Facility is secured by substantially all of the assets of the Borrower and the U.S. Subsidiaries, including a pledge of 65% of the voting ownership interests and 100% of the non-voting ownership interests of its foreign subsidiaries that are owned by the Borrower or the U.S. Subsidiaries.

Under the Amended Credit Agreement, the leverage ratio covenant is suspended until the second quarter of Borrower’s 2019 fiscal year. The Amended Credit Agreement contains a minimum Adjusted EBITDA covenant and a provision requiring Borrower to repay revolving credit loans with any excess cash. During that same period, a covenant will limit capital expenditures to an agreed upon amount. The ability of Borrower to make dividends or other distributions (including stock repurchases other than up a limited dollar amount for tax payments from vested equity awards) has been eliminated except for certain tax payments made in connection with vested equity awards. The leverage ratio covenant that starts in the second quarter of Borrower’s 2019 fiscal year will be 4.00 to 1.00 and will reduce to 3.00 to 1.00 over the remaining life of the Loan Facility. A fixed charge coverage ratio of 1.00 to 1.00 begins in the second quarter of Borrower’s 2019 fiscal year and increases to 1.10 to 1.00 in the fourth quarter of Borrower’s 2019 fiscal year and thereafter.

The Loan Facility matures on May 9, 2021 and requires compliance with conditions precedent that must be satisfied prior to any borrowing as well as ongoing compliance with certain affirmative and negative covenants applicable to the Loan Parties.

Conditions precedent to the effectiveness of the Amendment were satisfied on August 9, 2017. The Amendment also included certain modifications to certain affirmative and negative covenants of the Loan Parties, including those described above.

The foregoing description of the Amendment, including the Amended Credit Agreement, is qualified in its entirety by the full text of the Amendment, including the Amended Credit Agreement, filed as Exhibit 10.1 hereto.

The Amendment and the Amended Credit Agreement and other loan documents are being filed herewith solely to provide investors and security holders with information regarding their terms. They are not intended to be a source of financial, business or operational information about the Borrower or any of its subsidiaries.  The representations, warranties and covenants contained in the Amendment and Amended Credit Agreement and other loan documents are made solely for purposes of the loan documents and are made as of specific dates; are solely for the benefit of the parties thereto; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of such  loan documents, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties and are not for the purpose of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders.  Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Borrower or any of its subsidiaries.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the loan documents, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.02	Results of Operations and Financial Condition.
On August 10, 2017, Black Box Corporation (the “Company”) issued a press release announcing financial results for the fiscal quarter ended July 1, 2017. A copy of the press release is furnished as Exhibit 99.1 to this report.
Cautionary Forward-Looking Statements
When included in this Form 8-K, the words "expects," "believes" and "anticipates" and analogous expressions are intended to identify forward-looking statements. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Although it is not possible to predict or identify all risk factors, such risks and uncertainties may include, among others, levels of business activity and operating expenses, liquidity, expenses relating to compliance requirements, cash flows, global economic and business conditions, successful integration of acquisitions, the timing and costs of restructuring programs and other initiatives, such as our enterprise resource planning system initiatives, successful marketing of the Company's product and services offerings, successful implementation of the Company's integration initiatives, successful implementation of the Company's government contracting programs, competition, changes in foreign, political and economic conditions, fluctuating foreign currencies compared to the U.S. dollar, rapid changes in technologies, client preferences, the Company's arrangements with suppliers of voice equipment and technology, government budgetary constraints and various other matters, many of which are beyond the Company's control. Additional risk factors are included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2017 and our quarterly reports on Form 10-Q for Fiscal 2018. These forward looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date of this Form 8-K. The Company expressly disclaims any obligation or undertaking to release publicly any updates or any changes in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Amendment and Joinder Agreement dated as of August 9, 2017 by and among Black Box Corporation, the Guarantors, the Lenders and PNC Bank, National Association, as Administrative Agent.
99.1	Press Release dated August 10, 2017
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: August 10, 2017
/s/ DAVID J. RUSSO
David J. Russo
Senior Vice President, Chief Financial Officer
and Treasurer (Principal Accounting Officer)

Exhibit Index

Exhibit No.	Description
10.1	Amendment and Joinder Agreement dated as of August 9, 2017 by and among Black Box Corporation, the Guarantors, the Lenders and PNC Bank, National Association, as Administrative Agent.
99.1	Press Release dated August 10, 2017

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